SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2007

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A
(Former name or former address, if changed since last report)

Item 1.01               Entry into a Material Definitive Agreement

On May 3, priceline.com Incorporated (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) to settle a shareholder class action lawsuit captioned In Re: Priceline.com, Inc. Securities Litigation, Master File No. 3:00CV01884(DJS), that was filed against the Company in the United States District Court, for the District of Connecticut on October 2, 2000.  The lawsuit is described in Note 19 to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2006.  A copy of the Form of Settlement Agreement is filed with this Report as Exhibit 10.1.

The Settlement Agreement is contingent upon the satisfaction of various conditions, including, without limitation, preliminary approval by the Court and final approval by the Court after notice to the class and a hearing.  There can be no assurance that the Settlement Agreement will be approved by the Court.

Under the terms of the Settlement Agreement, the class will receive $80 million in return for a release, with prejudice, of all claims against the Company and the individual defendants that are related to the purchase of the Company’s securities by class members during the class period.  The Company’s insurance carriers will fund $30 million of the settlement.  The Company can terminate the Settlement Agreement if more than a certain percentage of class members opt out of the settlement.

Item 7.01.              Regulation FD Disclosure

On May 4, 2007, priceline.com issued a press release providing estimates of financial results for the 1st quarter 2007.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.  The information in this Item 7.01 (including Exhibit 99.1) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

The information in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2007.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission, including priceline.com’s Annual Report Report on Form 10-K for the twelve months ended December 31, 2006, which was filed with the Securities and Exchange Commission on March 1, 2007.

Item 9.01.              Financial Statements and Exhibits

(c) Exhibits

10.1

Form of Stipulation and Agreement of Settlement, dated May 3, 2007, in re Priceline.com, Inc. Securities Litigation (Master File No. 3:00CV01884(DJS))(United States District Court, for the District of Connecticut).

99.1

Press release issued by priceline.com Incorporated on May 4, 2007 (the information in Item 7.01 (including Exhibit 99.1 hereto) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief
Executive Officer

Date: May 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Stipulation and Agreement of Settlement, dated May 3, 2007, in re Priceline.com, Inc. Securities Litigation (Master File No. 3:00CV01884(DJS))(United States District Court, for the District of Connecticut).

99.1

Press release issued by priceline.com Incorporated on May 4, 2007 (the information in Item 7.01 (including Exhibit 99.1 hereto) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended).